EXHIBIT 99.1

Hayes Lemmerz Reports Third Quarter 2004 Results

NORTHVILLE, Mich., December 10, 2004 — Hayes Lemmerz International, Inc. (HAYZ) reported that sales for the fiscal third quarter ended October 31, 2004, rose 4.8% to $556.2 million, compared with $530.9 million in the fiscal third quarter of 2003. Sales for the nine months ended October 31, 2004 were $1,674.0 million compared with $1,549.0 million for the nine months ended October 31, 2003, an increase of 8.1%.

The Company reported a net loss of $9.5 million, or 25 cents per share, for the fiscal third quarter ended October 31, 2004, compared with a loss of $10.0 million or 33 cents per share in the fiscal third quarter of 2003. For the nine months ended October 31, 2004, the Company reported a net loss of $22.2 million, or 59 cents per share. Results for the prior year’s period are not comparable because the Company emerged from financial reorganization on June 3, 2003.

The Company reported a cash balance of $27.8 million as of October 31, 2004 and $81.3 million of available liquidity under its $100 million revolving credit facility (net of outstanding letters of credit of $18.7 million). To further enhance liquidity, the Company announced on December 10, 2004 it completed the establishment of a $75.0 million receivables securitization program, which was instituted to replace liquidity lost by termination of domestic automakers’ early payment programs. The Company expects to begin selling receivables pursuant to the securitization program during the fiscal fourth quarter.

“We are continuing to pursue our strategy of aggressive cost reductions, investment in the right geographic markets, and investment in the right products,” said Curtis Clawson, Chairman, President, and CEO. “We are taking action for long-term value creation.”

Mr. Clawson cited acquisition of an aluminum wheel production facility in Mexico and establishment of a new joint venture aluminum wheel production facility in Turkey, as well as acquisition of a majority position in a truck wheel plant in Turkey, as important strategic expansions during 2004. “We expect to continue to expand aluminum wheel production in low-cost countries, including Mexico, Brazil, Thailand, and the Czech Republic, with a goal of having nearly two thirds of our aluminum wheel production in low-cost countries within five years,” he said.

“During 2004, Hayes Lemmerz launched over $325 million of follow-on conquest business globally and continues to build a strong book of business,” Mr. Clawson said.

Hayes Lemmerz will host a telephone conference call to discuss the Company’s fiscal year 2004 third quarter financial results today at 9:30 a.m. (ET). To participate by phone, please dial 10 minutes prior to the call: (800) 399-3882 from the United States and Canada or (706) 634-4552 from outside the United States. Callers should ask to be connected to the Hayes Lemmerz earnings conference call, Conference ID# 1431581. The conference call will be accompanied by a slide presentation, which can be accessed that morning through the Company’s web site, in the Investor Kit presentations section at http://www.hayeslemmerz.com/investor_kit/html/presentations.html.

A replay of the call will be available from 12:00 Noon (ET), December 10, 2004 until 11:59 p.m. (ET), December 17, 2004, by calling (800) 642-1687 (within the United States and Canada) or (706) 645-9291 (for international calls). Please refer to Conference ID#1431581.

More information about Hayes Lemmerz International, Inc. is available at our website which is www.hayes-lemmerz.com.

This press release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company’s expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.

Press: Marika P. Diamond 734.737.5162

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	October 31,	October 31,
	2004	2003
	(Unaudited)
Net sales	$556.2	$530.9
Cost of goods sold	506.1	461.6

Gross profit	50.1	69.3
Marketing, general and administrative	39.4	33.1
Asset impairments and other restructuring charges.	2.9	19.6
Other (income) expense, net	0.6	2.7

Earnings from operations	7.2	13.9
Interest expense, net	10.0	16.6
Other non-operating (income) expense, net	1.1	0.2

Loss before taxes on income and minority interest	(3.9)	(2.9)
Income tax provision	3.7	6.1

Loss before minority interest	(7.6)	(9.0)
Minority interest	1.9	1.0

Net loss	$(9.5)	$(10.0)

Basic and diluted net loss per share	$(0.25)	$(0.33)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in millions, except per share amounts)

	Successor		Predecessor
	Nine Months	Five Months	Four Months
	Ended	Ended	Ended
	October 31,	October 31,	May 31,
	2004	2003	2003
		(Unaudited)
Net sales	$1,674.0	$859.2	$689.8
Cost of goods sold	1,500.5	760.5	611.3

Gross profit	173.5	98.7	78.5
Marketing, general and administrative	123.2	58.0	41.6
Asset impairments and other restructuring charges	6.2	19.6	6.4
Other (income) expense, net	1.2	4.8	(1.9)
Reorganization items	—	—	45.0
Fresh start accounting adjustments	—	—	(63.1)

Earnings from operations	42.9	16.3	50.5
Interest expense, net	31.6	24.7	22.7
Other non-operating (income) expense	1.0	0.3	—
Loss on early extinguishment of debt	12.2	—	—

Earnings (loss) before taxes on income, minority interest, extraordinary gain on debt discharge	(1.9)	(8.7)	27.8
Income tax provision	14.3	8.7	60.3

Loss before minority interest and extraordinary gain on debt discharge	(16.2)	(17.4)	(32.5)
Minority interest	6.0	1.8	1.2

Loss before extraordinary gain on debt discharge	(22.2)	(19.2)	(33.7)
Extraordinary gain on debt discharge, net of tax of $0	—	—	1,076.7

Net income (loss)	$(22.2)	$(19.2)	$1,043.0

Basic and diluted net loss per share	$(0.59)	$(0.64)

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)

	October 31,	January 31,
	2004	2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27.8	$48.5
Receivables	377.5	325.5
Inventories	194.6	189.3
Prepaid expenses and other	18.6	29.0

Total current assets	618.5	592.3
Property, plant and equipment, net	978.1	966.5
Goodwill	409.3	416.2
Intangible assets, net	230.2	237.2
Other assets	55.1	85.5

Total assets	$2,291.2	$2,297.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank borrowings and other notes	$3.9	$14.2
Current portion of long-term debt	11.1	11.3
Accounts payable and accrued liabilities	397.4	355.5

Total current liabilities	412.4	381.0
Long-term debt, net of current portion	638.3	752.4
Pension and other long-term liabilities	517.2	526.5
Series A Warrants and Series B Warrants	0.7	8.2
Redeemable preferred stock of subsidiary	11.1	10.5
Minority interest	28.3	23.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, none issued or outstanding at October 31, 2004 or January 31, 2004	—	—
Common stock, par value $0.01 per share:
100,000,000 shares authorized; 37,818,114 and 30,000,000 issued and outstanding at October 31, 2004 and January 31, 2004, respectively	0.4	0.3
Additional paid in capital	670.0	548.2
Accumulated deficit	(68.7)	(46.5)
Accumulated other comprehensive income	81.5	93.9

Total stockholders’ equity	683.2	595.9

Total liabilities and stockholders’ equity	$2,291.2	$2,297.7

HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in millions)

	Successor		Predecessor
	Nine Months	Five Months	Four Months
	Ended	Ended	Ended
	October 31,	October 31,	May 31,
	2004	2003	2003
		(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(22.2)	$(19.2)	$1,043.0
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	128.3	67.1	46.4
Amortization of deferred financing fees	2.8	1.4	1.6
Interest income resulting from fair value adjustment of Series A Warrants and Series B Warrants	(7.5)	(2.6)	—
Change in deferred income taxes	(11.2)	(6.9)	52.6
Asset impairments and other restructuring charges	6.2	19.6	6.4
Minority interest	6.0	1.8	1.2
Subsidiary preferred stock dividends	0.6	0.3	—
Compensation expense related to restricted stock units	4.9	2.1	—
Loss on extinguishment of debt	12.2	—	—
(Gain) loss on sale of assets and businesses	—	0.3	(0.4)
Changes in operating assets and liabilities:
Receivables	(51.0)	(22.9)	(13.7)
Inventories	(4.7)	14.5	(4.0)
Prepaid expenses and other	3.1	4.0	5.2
Accounts payable and accrued liabilities	35.8	29.2	(6.9)
Chapter 11 items:
Reorganization items	—	—	45.0
Fresh start accounting adjustments	—	—	(63.1)
Extraordinary gain on debt discharge	—	—	(1,076.7)
Interest accrued on Credit Agreement	—	—	16.9
Payments related to Chapter 11 Filings	(1.1)	(34.2)	(22.4)

Cash provided by operating activities	102.2	54.5	31.1

Cash flows from investing activities:
Purchase of property, plant, equipment and tooling	(109.2)	(41.1)	(26.3)
Purchase of equipment previously leased	—	—	(23.6)
Proceeds from sale of assets	0.6	0.8	0.8

Cash used for investing activities	(108.6)	(40.3)	(49.1)

Cash flows from financing activities:
Change in borrowings under DIP Facility	—	—	(49.9)
Changes in bank borrowings and credit facility	2.8	(11.9)	(9.8)
Repayment of notes payable issued in connection with purchases of businesses	(13.1)	—	(2.0)
Repayment of long-term debt	(8.2)	(74.0)	—
Net proceeds from issuance of common stock	117.0	—	—
Proceeds from (redemption of) New Senior Notes, net of discount and related fees	(96.7)	—	242.8
Proceeds from (redemption of) New Term Loan, net of related fees	(16.0)	(1.1)	436.1
Prepetition Lenders’ Payment amount	—	—	(477.3)
Payment to holders of Old Senior Notes	—	—	(13.0)

Cash provided by (used for) financing activities	(14.2)	(87.0)	126.9

Effect of exchange rate changes on cash and cash equivalents	(0.1)	2.7	4.1

Increase (decrease) in cash and cash equivalents	(20.7)	(70.1)	113.0
Cash and cash equivalents at beginning of period	48.5	179.1	66.1

Cash and cash equivalents at end of period	$27.8	$109.0	$179.1

Supplemental data:
Cash paid for interest	34.0	10.3	5.8
Cash paid for income taxes	15.7	15.5	2.9